UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 30, 2007

UNIFIED WESTERN GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 2, 2007, Unified Western Grocers, Inc. (the “Company”) of Commerce, California, entered into an Asset Purchase Agreement (the “Agreement”) with Associated Grocers, Incorporated and its subsidiaries (“AG”) of Seattle, Washington, as reported in the Company’s Form 8-K filed with the Securities and Exchange Commission on August 8, 2007. AG is a wholesaler providing food, nonfood, general merchandise and retail services to stores from its office and distribution facilities in Seattle and Renton, Washington. On September 30, 2007, the Company entered into a Limited Waiver of Asset Purchase Agreement (the “Waiver”). The Waiver amended the Agreement to allow the transactions contemplated by the Agreement to be completed on Sunday, September 30, 2007 and closing payments to be made on Monday, October 1, 2007. Additionally, the Waiver supplied adjusted closing amounts based on information available as of September 30, 2007, subject to certain post-closing adjustments.

Pursuant to the Agreement, as amended by the Waiver, on September 30, 2007, the Company completed the purchase of certain assets, including inventory, prepaid and deferred expenses (other than deferred tax assets), notes receivable, and certain fixed assets, and assumption of certain liabilities, including AG’s accounts payable, the non-union employee pension plan and the lease on AG’s Seattle warehouse, related to the operation of AG (the “Acquisition”). The total purchase price for the Acquisition was $39.5 million in cash, although this amount is subject to post-closing adjustments over the next 45 days, based upon the closing balance sheet of AG and other considerations.

The descriptions of the Acquisition, the Agreement and the Waiver set forth above do not purport to be complete and are qualified in their entirety by reference to the Agreement, which was filed by the Company as Exhibit 10.70 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, and the Waiver, which is filed as Exhibit 10.70.1 to this Report, and are incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure

On October 1, 2007, Unified Western Grocers, Inc. (the “Company”) issued a press release announcing the completion of the purchase of certain assets and assumption of certain liabilities of Associated Grocers, Incorporated and its subsidiaries (“AG”) of Seattle, Washington pursuant to the Asset Purchase Agreement dated August 2, 2007, as amended. A copy of the press release is furnished as Exhibit 99.1 to this Report.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Item 7.01 or to Exhibit 99.1. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information is material investor information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the press release attached as Exhibit 99.1, the matters set forth in the press release (including statements as to: the expected benefits of the transaction, including the efficiencies, synergies, financial strength, competitive ability and position of the Company after the transaction; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the risk that the expected benefits of the transaction may not be realized; the risk that AG’s business may not be integrated successfully into the Company’s; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in the Company’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, issued by the Registrant, dated October 1, 2007.

10.70	Asset Purchase Agreement between Unified Western Grocers, Inc. and Associated Grocers, Incorporated and its Subsidiaries, dated as of August 2, 2007 (incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007).

10.70.1	Limited Waiver of Asset Purchase Agreement dated as of September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFIED WESTERN GROCERS, INC.

Date: October 4, 2007	By	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr.
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release, issued by the Registrant, dated October 1, 2007.

10.70	Asset Purchase Agreement between Unified Western Grocers, Inc. and Associated Grocers, Incorporated and its Subsidiaries, dated as of August 2, 2007 (incorporated by reference to Exhibit 10.70 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007).

10.70.1	Limited Waiver of Asset Purchase Agreement dated as of September 30, 2007.